Exhibit 99.1

FOR IMMEDIATE RELEASE

Sunny Uberoi
Corporate Communications
212.994.8206
suberoi@antigenics.com

Robert Anstey
Investor Relations
800.962.2436
ir@antigenics.com

PETER THORNTON AND TIMOTHY R. WRIGHT

JOIN ANTIGENICS’ BOARD OF DIRECTORS

NEW YORK – December 13, 2006 – Antigenics Inc. (NASDAQ: AGEN) today announced the appointment of Peter Thornton and Timothy R. Wright to its board of directors. Currently president and chief operating officer of Circ Pharma Limited, Mr. Thornton was formerly chief financial officer of Antigenics as well as senior vice president of business operations at Elan Corporation. Mr. Wright is currently chairman of ParagonRx and founder of Mortimer Capital. He was formerly president of global commercial operations at Elan as well as senior vice president of strategy and corporate business development at Dupont Merck Pharmaceutical Company.

“Both Peter and Tim have an impressive track record of successful financings, product commercializations, and corporate transactions,” said Garo H. Armen, PhD, chairman and CEO of Antigenics. “Individually and collectively, they bring significant financial, commercial and biopharmaceutical industry expertise to Antigenics’ board of directors.”

Peter Thornton is president and chief operating officer at Circ Pharma Limited, a specialty pharmaceutical product development company with a late-stage pipeline of novel formulations of existing drugs in the areas of cardiology and neurology. In 2004, Mr. Thornton joined Antigenics as chief financial officer from the global biopharmaceutical company Elan Corporation, plc., where he held senior management positions in operations and finance. He was latterly Elan’s senior vice president of business operations, focusing on the operational management of several business units, and restructuring and divestiture activities. During Mr. Thornton’s tenure at Elan, he also served as senior vice president of finance and operations for Elan’s drug delivery division. Prior to joining Elan in 1994, Mr. Thornton worked at the international accounting firm KPMG in Dublin and Paris. Mr. Thornton is a nonexecutive director of specialty pharmaceutical companies, Cydex Inc. and Merrion Pharmaceuticals Limited. Mr. Thornton earned his bachelor’s degree in commerce from University College, Cork, Ireland, and is a fellow of the Institute of Chartered Accountants in Ireland.

Timothy R. Wright is chairman of ParagonRx, a privately held pharmaceutical risk management firm, and founder of Mortimer Capital, an investment firm specializing in early-stage novel biologicals and small molecules. He brings to Antigenics’ board 23 years of pharmaceutical industry experience in general management, product development and commercialization as well as business restructuring and transaction experience. Prior to his current positions, he was chief operating officer of Xanodyne Pharmaceuticals, a privately held pharmaceutical company focused on pain management and women’s health, where he created and executed transition plans to build infrastructure in development, regulatory affairs and operations. Previously, he was president and interim CEO of AAI Pharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. Mr. Wright has also held senior management positions at Elan Bio-Pharmaceuticals, Cardinal Health Inc. and Dupont Merck Pharmaceutical Company. Mr. Wright has served on several boards of directors, including those for AAI Pharma and CeNes Pharmaceuticals. Mr. Wright earned his bachelor’s degree from The Ohio State University.

About Antigenics

Antigenics (NASDAQ: AGEN) is a biotechnology company working to develop treatments for cancers, infectious diseases and autoimmune disorders. The company’s investigational product portfolio includes Oncophage® (vitespen), a patient-specific therapeutic cancer vaccine being evaluated in several indications; Aroplatin™ (L-NDDP), a liposomal, third-generation platinum chemotherapeutic; AG-707, a therapeutic vaccine for the treatment of genital herpes; and QS-21, an adjuvant being evaluated by Antigenics’ corporate partners in several late-stage clinical trials. For more information, please visit www.antigenics.com.

This press release contains forward-looking statements, including statements regarding Mr. Thornton’s and Mr. Wright’s anticipated future contributions to the company’s board of directors. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics’ business and securities, investors should give careful consideration to these risks and uncertainties. The prior track records of Mr. Thornton and Mr. Wright do not assure Antigenics’ future success.

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